Exhibit 4.1

Text of Stock Certificates representing shares of Sensytech, Inc. common stock:

Sensytech, Inc.

Incorporated under the laws	See Reverse for
of the State of Delaware	Certain Definitions

This certifies that
Is the record holder of

Fully paid and nonassessable shares of the common stock, par value$.01 per share, of Sensytech, Inc. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

Chairman and
Chief Executive Officer	Assistant Secretary

Back:
Sensytech, Inc.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations, or restrictions of such preferences and/or rights, such request may be made to the corporation, or to the transfer agent of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations:

Ten Com —	as tenants in common	Unif Gift Min Act — .....Custodian.....
Ten Ent —	as tenants by the entireties
under Uniform Gift to Minors Act.....
Jt Ten —	as joint tenants with right of survivorship and not as tenants	Unif Trf Min Act — .....Custodian..... (until age.......)
in common
.....................under Uniform Transfers
to Minors Act.............................

Additional abbreviations may also be used though not in the above list.

For value received, ____________ hereby sell, assign and transfer unto

______________________________________________________
______________________________________________________
______________________________________________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________ to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

X ____________________
X ____________________

Signature(s) Guaranteed

By ____________________

The signature(s) must be guaranteed by an eligible guarantor institution (bank, Stockbrokers, savings and loan association and credit unions with membership in an approved signature guarnatee medallion program, pursuant to SEC Rule 17d-15.